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                                CBT CORPORATION
                                ---------------
                            1993 STOCK OPTION PLAN
                            ----------------------

               (As Amended and Restated Effective March 16, 1995)

                                    Preamble
                                    --------

      CBT Corporation adopted the CBT Corporation 1993 Incentive Stock Option Plan, effective March 17, 1993. The Plan was subsequently approved by the shareholders of the Company. The Company now desires to amend and restate the Plan, subject to shareholder approval, effective for options granted on and after March 16, 1995, to provide for granting of nonstatutory stock options and to permit the Plan Committee to determine the vesting period of options granted under the Plan. The Plan is renamed "CBT Corporation 1993 Stock Option Plan" to reflect that nonstatutory options can now be awarded under the Plan. These amendments shall not affect outstanding options granted under the Plan before March 16, 1995, and the provisions of the Plan as in effect before these amendments shall apply to such options. The Plan as so amended and restated reads as follows:

      1.  PURPOSE. The purpose of the Plan is to strengthen the Company by
          -------
providing an additional means of retaining and attracting competent management personnel and by providing to participating officers and other key employees of the Company and its Subsidiaries added incentive for high levels of performance and for unusual efforts to increase the earnings of the Company through the opportunity for stock ownership offered by the Plan.

      2.  DEFINITIONS. For purposes of this Plan, capitalized words and phrases
          -----------
shall have the following meanings:

          A.  Board. The word "Board" means the Company's Board of Directors.
              -----

          B.  Change in Control. The term Change in Control means: [a] any share
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exchange or merger or consolidation of the Corporation or a significant subsidiary of the Corporation if either [i] the Corporation will not be the surviving or acquiring corporation or will not own 100% of the outstanding capital stock of the surviving or acquiring corporation following the consummation of the transactions contemplated by the plan or agreement of exchange, merger or consolidation, or [ii] there will be a substantial change in the proportionate ownership of outstanding share of voting stock of the Corporation as a result of the transactions contemplated by such plan or agreement of exchange, merger or consolidation; [b] any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Corporation or a subsidiary of the Corporation followed by a liquidation of the Corporation; [c] the commencement of any tender offer, exchange offer or other purchase offer for,


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any/or any agreement to purchase, as much as (or more than) 30% of the outstanding Common Stock of the Corporation or a subsidiary of the Corporation; or [d] the Board or the shareholders of the Corporation approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above.

          C.  Code. The word "Code" means the Internal Revenue Code of 1986, as
              ----
amended.

          D.  Common Stock.  The term "Common Stock" means the Company's common
              ------------
stock or the common stock or securities of a Successor that have been substituted therefor pursuant to Section 8.

          E.  Company. The word "Company" means CBT Corporation, a Kentucky
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corporation, with its principal place of business at 333 Broadway, Paducah,
Kentucky 42001

          F.  Exchange Act. The term "Exchange Act" means the Securities
              ------------
Exchange Act of 1934, as amended from time to time.

          G.  ISO. The acronym "ISO" means an option to purchase Common Stock
              ---
which at the time the option is granted qualifies as an incentive stock option within the meaning of Code Section 422.

          H.  NSO. The acronym "NSO" means a nonstatutory stock option to
              ---
purchase Common Stock which at the time the option is granted does not qualify as an ISO.

          I.  Option Price. The term "Option Price" means the price to be paid
              ------------
for Common Stock upon the exercise of an option granted under the Plan, in accordance with Section 7.A.

          J.  Optionee. The word "Optionee" means an employee to whom options
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have been granted under the Plan.

          K.  Optionee Representative. The term "Optionee Representative" means
              -----------------------
the personal representative of the Optionee's estate, and after final settlement of the Optionee's estate, the successor or successors entitled thereto by law.

          L.  Plan. The word "Plan" means the CBT Corporation 1993 Stock Option
              ----
Plan, as set forth herein, and as amended from time to time.

          M.  Plan Committee. The term "Plan Committee" means the committee
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appointed by the Board to administer the Plan, pursuant to Section 4.

          N. Subsidiary. The word "Subsidiary" means, as defined
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in Code Section 424(f), any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

          O.  Successor. The word "Successor" means the entity surviving a
              ---------
merger or consolidation with the Company, or the entity that acquires all or a substantial portion of the Company's assets or outstanding capital stock (whether by merger, purchase or otherwise).

          P.  Ten Percent Shareholder. The term "Ten Percent Shareholder" means
              -----------------------
an employee who, at the time an option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or Subsidiary employing the Optionee or of its parent (within the meaning of Code Section 424(e)) or Subsidiary.

      3.  STOCK SUBJECT TO PLAN. Subject to adjustment as provided in Section 8,
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the aggregate number of shares of Common Stock which may be issued under the
Plan shall not exceed four hundred thousand (400,000) shares. --------------- (-------) shares have been issued under the Plan as of March 16, 1995, leaving --------------- shares (-------) shares available for issuance under the Plan effective March 16, 1995. Authorized and unissued shares shall be delivered under the Plan. If any option expires or terminates for any reason, the shares of Common Stock subject thereto shall again become available under the Plan.

      4.  ADMINISTRATION.
          --------------

          A.  Plan Committee. The Board shall appoint an option committee, known
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as the Plan Committee, to administer the Plan, whose membership shall be determined and reviewed from time to time by the Board. Members of the Plan Committee shall serve until delivery of their written resignation to the Board or until removal by the Board. The Plan Committee shall consist of not less than three (3) members of the Board who are not and have not at any time for one (1) year before appointment to the Committee been eligible to receive stock or options under any plan of the Company or any of its affiliates. Members of the Plan Committee shall be subject to any additional restrictions necessary to satisfy the requirements for disinterested administration of the Plan as set forth in Rule 16b-3 under the Exchange Act.

          B.  Plan Administration. The Plan Committee shall have full power and
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authority to construe, interpret and administer the

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Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem proper and in the Company's best interests. The decision of a majority of the members of the Plan Committee shall constitute the decision of the Plan Committee and the Plan Committee may act either at a meeting at which a majority of the members of the Plan Committee is present, or by a writing signed by all of the members of the Plan Committee. The interpretation of any provisions of the Plan by the Plan Committee shall be final, conclusive, and binding upon all persons and the officers of the Company shall place into effect and shall cause the Company to perform its obligations under the Plan in accordance with the determinations of the Plan Committee in administering the Plan.

      5.  GRANT OF OPTIONS.
          ----------------

          A.  Plan Committee's Authority. Subject to the terms, provisions and
              --------------------------
conditions of the Plan, the Plan Committee shall have exclusive jurisdiction:
[i] to select the employees to whom options shall be granted; [ii] to authorize the granting of ISOs, NSOs or a combination of ISOs and NSOs to employees;
[iii] to determine the number of shares of Common Stock subject to each option; [iv] to determine the time or times when options will be granted, the manner in which each option shall be exercisable, and the duration of the exercise period; [v] to fix such other provisions of the option agreement as it may deem necessary or desirable consistent with the terms of the Plan; and [vi] to determine all other questions relating to the administration of the Plan.

          B.  $100,000 ISO Exercisability Limitation. Notwithstanding Section
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5.A, the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which ISOs will first become exercisable by an Optionee in any calendar year under all ISO plans of the Company and its Subsidiaries shall not exceed $100,000. Options granted in excess of this limitation shall constitute NSOs.

      6.  ELIGIBILITY. Key employees of the Company and its Subsidiaries,
          -----------
including officers and directors who are also employees of the Company or a Subsidiary, are eligible to receive ISOs and NSOs under the Plan. Key employees to whom options may be granted under the Plan will be those selected by the Plan Committee from time to time who, in the sole discretion of the Plan Committee, have contributed in the past or who may be expected to contribute materially in the future to the successful performance of the Company and its Subsidiaries.

      7.  TERMS OF OPTIONS. Each option granted under the Plan
          ----------------

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shall be evidenced by an option agreement signed by the Optionee and by a member of the Plan Committee on behalf of the Company. An option agreement shall constitute a binding contract between the Company and the Optionee, and every Optionee, upon acceptance of such option agreement, shall be bound by the terms and restrictions of the Plan and of the option agreement. Such agreement shall be subject to the following express terms and conditions and to such other terms and conditions that are not inconsistent with the Plan as the Plan Committee may deem appropriate.

          A.  Option Price. The Option Price per share of Common Stock shall be
              ------------
determined by the Plan Committee at the time an option is granted. The Option Price for ISOs shall be not less than: [i] the fair market value of Common Stock on the date of grant, or [ii] in the case of an ISO granted to a Ten Percent Shareholder, one hundred ten percent (110%) of the fair market value of Common Stock on the date of grant. The fair market value of Common Stock shall be determined by the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, for the Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System on the business day immediately preceding the date of grant. The Option Price shall be subject to adjustment as provided in Section 8.

          B.  Option Period. Subject to Section 7.C, each option agreement shall
              -------------
specify the period for which the option thereunder is granted and shall provide that the option shall expire at the end of such period. The Plan Committee may extend such period provided that, in the case of an ISO, such extention shall not in any way disqualify the option as an ISO without the Optionee's consent. In no case shall such period, including any such extensions, exceed ten (10) years from the date of grant, provided, however, that in the case of an ISO granted to a Ten Percent Stockholder, such period, including extensions, shall not exceed five (5) years from the date of grant.

          C.  Lapse of ISO. An ISO shall lapse at the earliest of the following
              ------------
times:

              [1]  ten (10) years from the date of grant;

              [2] five (5) years after the date of this Agreement if Optionee is a Ten Percent Shareholder on the date of this Agreement); or

              [3] three (3) months after termination of employment with the Company or a Subsidiary for reasons other than death, Disability, or discharge for cause;

              [4] one (1) year after termination of employment with the Company or a Subsidiary because of Optionee's death

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      or Disability; or

              [5] immediately upon termination of employment through discharge for cause, as determined by the Plan Committee in its sole discretion; or

              [6] on the date Optionee becomes employed by or renders services for a financial institution in competition with the Company or its Subsidiaries in any county in which the Company or any of its Subsidiaries is located following Optionee's termination of employment with the Company or its Subsidiaries, as determined by the Plan Committee in its sole discretion.

          D.  ISO Installment Exercise Period. Except to the extent provided
              -------------------------------
otherwise by Section 7.H, in no event shall an ISO be exercisable during the first two (2) years after the date of grant. Thereafter, an ISO may be exercised on or after the anniversary of the date of grant in three (3) equal annual installments so that the full grant may be exercised not sooner than four (4) years after the date of grant.

          E.  Leaves of Absence. The Plan Committee may, in its discretion,
              -----------------
treat all or any portion of any period during which an Optionee is on military or on an approved leave of absence from the Company or a Subsidiary as a period of employment of the Optionee by the Company or Subsidiary for purposes of accrual of the Optionee's rights under the Plan. Notwithstanding the foregoing, if a leave of absence exceeds ninety (90) days and reemployment is not guaranteed by contract or statute, the Optionee's employment by the Company or a Subsidiary for the purposes of the Plan shall be deemed to have terminated on the 91st day of the leave.

          F.  Manner of Exercise. To exercise an option, the Optionee shall
              ------------------
deliver to the Company: [i] seven (7) days' prior written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Optionee, or a broker-dealer (as provided in Section 7.G), for such shares of the Option Price for the number of shares with respect to which the option is exercised. On or before the expiration of the seven (7) day notice period, and provided that all conditions precedent contained in the Plan are satisfied, the Company shall, without transfer or issuance tax or other incidental expenses to Optionee, deliver to Optionee, at the offices of the Company, a certificate or certificates for the Common Stock. Options are exercisable only in whole shares, and fractional share interests shall be disregarded. If Optionee fails to accept delivery of the Common Stock, the Optionee's rights to exercise the applicable portion of the option shall terminate.

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          G.  Payment for Shares. Except as otherwise provided in this
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Section 7, the Option Price for the Common Stock shall be paid in full when the option is exercised. Subject to such rules as the Committee may impose, the Option Price may be paid in whole or in part in [i] cash, [ii] whole shares of Common Stock owned by the Optionee evidenced by negotiable certificates, [iii] by a combination of such methods of payment, or [iv] such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, assurance satisfactory to the Committee from a broker registered under the Exchange Act of the delivery of the proceeds of an imminent sale of the Common Stock to be issued pursuant to the exercise of such option, such sale to be made at the direction of the Optionee). Moreover, subject to such restrictions, terms and conditions as the Committee may impose, an Optionee may request the Company to "pyramid" the Optionee's shares; that is, to automatically apply the shares which the Optionee is entitled to receive on the exercise of a portion of an option to satisfy the exercise for additional portions of the option, thus resulting in multiple simultaneous exercises of an option by use of whole shares as payment. If payment of the Option Price is made in Common Stock, the value of the Common Stock used for payment of the Option Price shall be the fair market value of the Common Stock, determined in accordance with
Section 7.A, on the business day preceding the day written notice of exercise is delivered to the Company.

          H.  Acceleration. Notwithstanding the provisions of Sections 7.B or D
              ------------
to the contrary, if there is a Change in Control, at the discretion of the Plan Committee, the exercise dates of all outstanding options shall accelerate so that each option outstanding may be exercised on or after the date of the Change in Control.

          I.  ISOs. Each option agreement which provides for the grant of an
              ---
ISO shall contain such terms and provisions as the Plan Committee deems necessary or desirable to qualify such option as an ISO within the meaning of Code Section 422.

          J.  Transferability of Options. Options granted under the Plan may not
              --------------------------
be transferred by the Optionee otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee to whom granted, may be exercised only by such Optionee.

      8.  ADJUSTMENT OF SHARES. In the event of capital adjustment after the
          --------------------
effective date of the Plan in the Common Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger or consolidation, or any other change (after the effective date of the Plan) in the nature or number of shares of Common Stock of the Company, a proportionate adjustment shall be made in the maximum number and kind of shares which may be delivered under the Plan,

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and in the Option Price under and the number and kind of shares of Common
Stock covered by outstanding options granted under the Plan. By virtue of such a capital adjustment, the price of any share under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option. Such determination by the Plan Committee shall be conclusive.

      Without limiting the generality of the foregoing, if [a] there is a Change in Control of the Company, and [b] as a result of the transactions contemplated by the Change in Control, a Successor will acquire all or a substantial portion of the assets or outstanding capital stock of the Company, then the kind of shares of common stock which shall be subject to the Plan and to each outstanding option shall automatically be converted into and replaced by shares of common stock, or such other class of equity securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the options and the purchase price per share upon exercise of the options shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each optionee shall have the right to purchase [i] that number of shares of the Successor which, as of the date of the Change in Control, have a fair market value equal to the fair market value of the shares of the Company theretofore subject to an option, [ii] for a purchase price per share which, when multiplied by the number of shares of the Successor subject to the option, shall equal the aggregate exercise price at which the Optionee could have acquired shares of the Company under such option.

      The granting of an option pursuant to this Plan shall not affect in any way the right and power of the Company to make adjustments, reorganizations, reclassifications, or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all of any part of its business or assets; provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons acquiring or succeeding to assets or capital stock of the Company or its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to options therefore granted and agrees to assume and perform the obligations of the Company and its Successor under the Plan.

      9.  COMPLIANCE WITH OTHER LAWS AND REGULATIONS. Upon the exercise of an
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option at a time when there is not in effect a registration statement under the Securities Act of 1933 and any applicable state securities laws (the "Securities Laws") relating to the shares of Common Stock issuable upon exercise thereof and

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available for delivery, a prospectus meeting the requirements of the Securities
Laws, the shares of Common Stock may be issued only if the Optionee or Optionee Representative represents and warrants in writing to the Company that the shares being purchased are being acquired for investment and not with a view to the distribution thereof. The shares of the Common Stock shall contain such legends or other restrictive endorsements as counsel for the Company shall deem necessary or proper. No shares of Common Stock shall be purchased upon the exercise of any option unless and until there shall have been satisfied any applicable requirements of the Securities and Exchange Commission or other regulatory agencies having jurisdiction and of any exchanges upon which stock of the Company may be listed. The Company covenants that it will take all actions necessary to register under the Securities Laws the Common Stock issuable upon exercise of options granted pursuant to this Plan.

      10.  NO RIGHTS AS SHAREHOLDER. No Optionee or Optionee's Representative
           ------------------------
shall have any rights as a shareholder with respect to Common Stock subject to Optionee's option before the date of transfer to the Optionee of a certificate or certificates for such shares.

      11.  NO RIGHTS TO CONTINUED EMPLOYMENT. The Plan and any option granted
           ---------------------------------
under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary by which an Optionee is employed to terminate Optionee's employment at any time.

      12.  TERMINATION. The Plan shall terminate on December 31, 2002, and may
           -----------
be terminated at any earlier time by the Plan Committee. No option shall be granted after termination of the Plan. Termination of the Plan, however, shall not affect the validity of any option theretofore granted under the Plan.

      13.  AMENDMENT. The Board shall have the right, at any time, to amend,
           ---------
suspend or terminate the Plan in any respect that it may deem to be in the best interests of the Company, except that, without approval by shareholders of the Company holding not less than a majority of the votes represented and entitled to be voted at a duly held meeting of the Company's shareholders, no amendment shall be made if shareholder approval is necessary to continue to qualify the Plan under the Securities and Exchange Commission Rule 16b-3. No amendment of the Plan, however, may, without the consent of the Optionee or Optionee Representative, make any changes in any outstanding option theretofore granted under the Plan which would adversely affect the rights of such Optionee or Optionee Representative.

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      14.  TAX WITHHOLDING. Upon the exercise of any option granted under the
           ---------------
Plan, or upon the disposition of any Common Stock acquired by the exercise of an ISO granted under the Plan within two (2) years from the date of grant or one (1) year after such Common Stock is transferred to the Optionee, the Company shall have the right to require Optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements, or, alternatively, the Company shall have the right to retain Common Stock otherwise payable to the Optionee pursuant to exercise of an option in an amount sufficient to satisfy such withholding requirements, before the delivery to the Optionee of any certificate(s) for shares of Common Stock.

      15.  GOVERNING LAW. This Plan and the stock option agreements entered
           -------------
into under the Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Kentucky.

      16.  EFFECTIVE DATE. This Plan, as amended and restated, is effective
           --------------
upon the approval by the Board on March 16, 1995; subject, however, to the ratification of this Plan, as amended and restated, by the shareholders of the Company. The Plan was originally approved by the Board on March 17, 1993 and ratified by the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting of Stockholders held on April 20, 1993. The effective date of each option shall be the day on which it is granted to any Optionee.

           Dated as of the 16th day of March, 1995.


                               CBT CORPORATION



                               By:
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                               Title:
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ATTEST:



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